SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 _____________

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): March 13, 2002



                            FRONTLINE CAPITAL GROUP
            (Exact name of Registrant as specified in its Charter)




                                   Delaware
                           (State of Incorporation)


              0-30162                                        11-3383642
      (Commission File Number)                       (IRS Employer Id. Number)


          405 Lexington Avenue                                 10019
        New York, New York 10174                             (Zip Code)
 (Address of principal executive offices)


                                (212) 931-8000
             (Registrant's telephone number, including area code)


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Item 5.    Other Events.

         On March 13, 2002, FrontLine Capital Group (the "Company") issued a press release announcing that HQ Global Workplaces, Inc. ("HQ"), the principal operating subsidiary of the Company, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. HQ continues to operate its business and manage its affairs as a debtor-in-possession. HQ received a commitment for $30 million in debtor-in-possession financing, which will provide funding for ongoing operations.

         As a result of this announcement, the Nasdaq Stock Market, Inc. ("Nasdaq") halted trading of the Company's common stock on the Nasdaq National Market and requested additional information. Nasdaq has informed the Company that trading of the Company's common stock will remain halted until the Company has fully satisfied Nasdaq's request for additional information.

         As previously reported, the Company is currently in default under its outstanding credit facilities and may seek protection from its creditors under federal bankruptcy laws.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)   Exhibits.

                 99.1   Press Release, dated March 13, 2002.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    FRONTLINE CAPITAL GROUP


                                    By:  /s/ Scott H. Rechler
                                       ---------------------------
                                       Scott H. Rechler
                                       President



Date:  March 20, 2002




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